Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the captions “Summary Historical Consolidated Financial Information,” “Selected Historical Consolidated Financial Information” and “Experts” and to the use of our report dated May 2, 2006, in Amendment No. 2 to the Registration Statement (Form S-11 No. 333-130256) and related Prospectus of Crystal River Capital, Inc., and Subsidiaries for the registration of its common stock.

/s/ Ernst & Young LLP
New York, New York
May 11, 2006